                                                                     Exhibit 1.1


                                5,000,000 Shares


                            Lamar Advertising Company


                              Class A Common Stock

                           (Par Value $.001 per share)



                             UNDERWRITING AGREEMENT



                                                        January 11, 2001

DEUTSCHE BANK SECURITIES INC.
As Representative of the
    Several Underwriters
c/o Deutsche Bank Securities Inc.
One South Street
Baltimore, Maryland  21202

Ladies and Gentlemen:

     AMFM Operating, Inc., a wholly-owned subsidiary of Clear Channel Communications, Inc. (the "Selling Shareholder"), proposes to sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representative (the "Representative") an aggregate of 5,000,000 shares of the Class A Common Stock, par value $.001 per share (the "Firm Shares") of Lamar Advertising Company, a Delaware corporation (the "Company"). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Selling Shareholder proposes to sell, at the Underwriter's option, an aggregate of up to 750,000 additional shares of the Company's Class A Common Stock (the "Option Shares") subject to the terms set forth below.

     As the Representative, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several

Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares." If the Underwriters listed on Schedule I includes only the Representative, then references herein to the Representative shall mean the Underwriter.

     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

     1.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     (a)  The Company represents and warrants as follows:

          (i) A registration statement on Form S-3 (File No. 333-45490) with respect to the Shares has been filed with the Securities and Exchange Commission (the "Commission") under the Act and has become effective. On the effective date of the registration statement, such registration statement conformed in all material respects with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations of the Commission (the "Rules and Regulations") thereunder. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, including any documents incorporated therein by reference and any exhibits, financial statements and schedules thereto, together with any registration statement filed pursuant to Rule 462(b), herein referred to as the "Registration Statement," have been declared effective by the Commission under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The form of prospectus dated September 21, 2000 included in the Registration Statement as supplemented by the prospectus supplement with respect thereto filed by the Company with the Commission pursuant to Rule 424(b) are herein referred to collectively as the "Prospectus." Each preliminary supplement or amendment thereto relating to the Shares being issued and sold pursuant hereto is herein referred to as a "Preliminary Prospectus." Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such Registration Statement, as the case may be, and, in the case of any reference herein to any Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments relating to the Shares being issued and sold pursuant hereto, filed with the Commission under Rule 424(b), and prior to the termination of the offering of the Shares by the Underwriters. Any reference to the Registration Statement shall include any post-effective amendment filed pursuant to Rule 462(d).

          (ii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; the subsidiaries listed on
Schedule II hereto (the "Subsidiaries") are the only subsidiaries of the Company; the Subsidiaries have been duly organized and are validly existing as corporations in good standing under the laws of their jurisdiction of organization, with corporate power and authority to own or lease their properties and conduct their business as described in the Registration Statement, except where the failure so to be in good standing does not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"). The Company and the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure so to qualify would not have a Material Adverse Effect; the outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable; and, except as indicated on Schedule II hereto, all of the shares of capital stock of the Subsidiaries are owned by the Company (free and clear of all liens, encumbrances and security interests (other than as described in the Registration Statement) which would not reasonably be expected individually or in the aggregate to materially impair the value of such shares, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests of the Subsidiaries are outstanding. Except for the Subsidiaries and investments in securities as described in the Registration Statement, the Company has no equity or other interest in, or right to acquire an equity or other interest in, any corporation, partnership, trust or other entity.

          (iii) The outstanding shares of Class A Common Stock of the Company, including the Shares to be sold by the Selling Shareholder, have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully-paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof.

          (iv) The Shares conform with the statements concerning them in the Registration Statement.

          (v) The Commission has not issued an order preventing or suspending the use of any Prospectus or Preliminary Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains and the Prospectus and any amendments or supplements thereto will contain all statements which are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of, the Act and the Rules and Regulations. The documents incorporated by reference in the Prospectus, at the time they were filed or will be filed with the Commission, conformed or will conform at the time of filing, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the Act, as applicable, and the Rules and Regulations of the Commission thereunder. Neither the Registration Statement nor any amendment thereto, and neither the Prospectus nor any supplement thereto, including any documents incorporated by reference therein, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or incorporated by reference or any such amendment or supplement or any documents incorporated by reference therein, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Selling Shareholder or any Underwriter through the Representative, specifically for use in the preparation thereof.

          (vi) The consolidated financial statements of the Company and its subsidiaries, together with related notes and schedules, as set forth or incorporated by reference in the Registration Statement, present fairly the consolidated financial position and the consolidated results of operations of the Company and its subsidiaries at the indicated dates and for the indicated periods. All such financial statements have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein. The summary and selected financial and statistical data included or incorporated by reference in the Registration Statement present fairly in all material respects the information shown therein and have been compiled on a basis consistent with the financial statements presented therein.

          (vii) Since January 1, 1999, the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), at the time filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and such documents at the time of such filing did not, and as of the date hereof do not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary or make the statements therein not misleading.

          (viii) There is no action or proceeding pending or, to the knowledge of the Company, threatened against the Company or the Subsidiaries before any court or administrative agency or by any regulatory authority which may reasonably be expected to have a Material Adverse Effect.

          (ix) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming to the description thereof set forth in the Registration Statement, with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the value of such leasehold estate to the Company or such Subsidiary.

          (x) The Company and the Subsidiaries have filed all Federal, State and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith, except for such failure to file or defaults in payment of a character not required to be disclosed in the Prospectus and which would not reasonably be expected to have a Material Adverse Effect.

          (xi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as the same may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole or the earnings, business affairs, management, or business prospects of the Company and the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into by the Company or any of the Subsidiaries other than transactions in the ordinary course of business and changes and transactions contemplated by the Registration Statement and the Prospectus, as the same may be amended or supplemented. The Company and the Subsidiaries have no contingent obligations which are material to the Company and the Subsidiaries taken as a whole and which are not disclosed in the Registration Statement or the Prospectus, as it may be amended or supplemented.

          (xii) Neither the Company nor any of the Subsidiaries is, nor with the giving of notice, lapse of time or both, will be, in default under its Certificate of Incorporation or By-Laws or any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it or any of its properties is bound and which default is of material significance in respect of the business or financial condition of the Company and the Subsidiaries taken as a whole. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party, or of the Charter or By-Laws of the Company or the Subsidiaries or any order, rule or regulation applicable to the Company or any of the Subsidiaries of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction which conflict, breach or default would have a Material Adverse Effect.

          (xiii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or may be necessary to qualify the Shares for public offering by the Underwriters under State securities or Blue Sky laws) has been obtained or made and is in full force and effect.

          (xiv) The Company and each of the Subsidiaries hold all material licenses, consents, authorizations, approvals, orders, certificates and permits (collectively, "Licenses") of and from, all federal, state, local, foreign and other governmental authorities, all self-regulatory organizations in each case as required for the conduct of the business in which it is engaged, and each such License is in full force and effect, except to the extent that the failure to obtain or maintain any such License would not have a Material Adverse Effect.

          (xv) The Company and the Subsidiaries are in compliance with all applicable federal, state, foreign and local laws and regulations relating to
(i) zoning, land use, protection of the environment, human health and safety or hazardous or toxic substances, wastes, pollutants or contaminants and (ii) employee or occupational safety, discrimination in hiring, promotion or pay of employees, employee hours and wages or employee benefits, except where such noncompliance would not, singly or in the aggregate, have a Material Adverse Effect.

          (xvi) Each of KPMG LLP, PricewaterhouseCoopers LLP, BDO Seidman, LLP Arthur Andersen LLP and Barbich Longcrier Hooper & King, Accounting Corporation (each an "Accountant"), who have certified certain of the financial statements of the Company filed with the Commission as part of, or incorporated by reference in, the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

          (xvii) The Company has never been, is not now, and immediately after the sale of the Shares under this Agreement will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (xviii) Any Shares of the Company to be sold under this Agreement (subject to the additional approval of the shares, if any, being registered pursuant to Rule 462(b)) have been approved for listing on the Nasdaq Stock Market subject to official notice of issuance.

     (b)  The Selling Shareholder represents and warrants as follows:

          (i) The Selling Shareholder now has and, at the Closing Date or the Option Closing Date (as such dates are hereinafter defined), will have, good and valid title to the Shares to be sold by the Selling Shareholder, free of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Shares; and upon the delivery of and payment for such Shares pursuant to this Agreement, the Underwriters will acquire good and valid title thereto, free of any liens, encumbrances, equities and claims.

          (ii) The Selling Shareholder has full right, power and authority to execute and deliver this Agreement and to perform its obligations thereunder. The execution and delivery of this Agreement and the consummation by the Selling Shareholder of the transactions contemplated herein will not result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Selling Shareholder is a party, or of any order, rule or regulation applicable to the Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

          (iii) The Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to result in, or which has constituted, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Class A

Common Stock of the Company and, other than as permitted by the Act, the Selling Shareholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.

          (iv) As of the date hereof, the information pertaining to such Selling Shareholder under the caption "Selling Stockholder" in the Prospectus, as amended by the information under the caption "Selling Stockholder" in the Prospectus Supplement, other than any numbers expressed as percentages (the "Selling Shareholder Information"), did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          (v) No offering, sale or other disposition of any Common Stock of the Company will be made for a period of 60 days after the date of this Agreement, directly or indirectly, by the Selling Shareholder otherwise than hereunder or with the prior written consent of Deutsche Bank Securities Inc.

     In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, the Selling Shareholder agrees, if required, to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 or Form 8709 (or other applicable from or statement specified by Treasury Department regulations in lieu thereof).

     2.   PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

     (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Selling Shareholder agrees to sell to the Underwriters the Firm Shares and each Underwriter agrees, severally and not jointly, to purchase, at a price of $42.25 per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with
Section 9 hereof.

     (b) Payment for the Firm Shares to be sold hereunder is to be made in immediately available funds by wire transfer to the order of the Selling Shareholder for the Firm Shares, against delivery of certificates therefor to the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York, at 10:00 A.M., New York time, on the third business day after the date of this Agreement or at such other time and date not later than three business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed).

     (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholder hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this
Section 2. The option granted hereby may be exercised in whole or in part but only once and at any time upon written notice given within 30 days after the date of this Agreement, by you, as Representative of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to 5,000,000, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representative of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Selling Shareholder. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in immediately available funds by wire transfer to the order of the Selling Shareholder through the facilities of The Depository Trust Company, New York, New York.

     3.   OFFERING BY THE UNDERWRITERS.

     It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representative deems it advisable to do so. The Firm Shares are to be offered to the public from time to time for sale in one or more negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, subject to receipt and acceptance by the Underwriters, and subject to their right to reject any order in whole or in part. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

     It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

     4.   COVENANTS OF THE COMPANY.

     (a) The Company covenants and agrees with the several Underwriters and the Selling Shareholder that:

          (i) The Company will (A) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a supplementary prospectus setting forth such other information and the terms of the Offering contemplated by Section 2 hereof, (B) not file any amendment to the Registration Statement or supplement to the Prospectus or document incorporated by reference therein of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

          (ii) The Company will advise the Representative and the Selling Shareholder promptly of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose, and the Company will use all reasonable efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

          (iii) The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request; provided, however, that if any Underwriter is required to deliver a prospectus in connection with sales of any shares at any time nine months or more after the date of this Agreement, upon your request, but at the expense of such Underwriter, the Company will prepare and deliver to such Underwriter such copies of an amended and supplemented Prospectus as you may reasonably request. The Company will deliver to the Representative at or before the Closing Date, four complete conformed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement, including documents incorporated by reference therein, and of all amendments thereto, as the Representative may reasonably request.

          (iv) If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event shall occur as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Company promptly will, at its election, either (A) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (B) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law.

          (v) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

          (vi) The Company will, for a period of five years from the Closing Date, deliver to the Representative copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act.

          (vii) No offering, sale or other disposition of any Class A Common Stock of the Company or any other securities convertible or exchangeable or exercisable for Class A Common Stock or derivatives of Class A Common Stock, will be made for a period of 60 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of Deutsche Bank Securities Inc. except that the Company may, without such consent, (A) issue up to 725,000 shares of Class A Common Stock in connection with its previously announced acquisition of Bowlin Outdoor Advertising And Travel Centers Incorporated, (B) issue shares of Class A Common Stock in connection with pending acquisitions or otherwise as consideration for the acquisition of additional outdoor advertising or logo sign assets, provided that persons receiving such shares agree not to distribute such shares during the period of 60 days following the date of this Agreement and (C) issue shares upon the exercise of options outstanding on the date of this Agreement or otherwise pursuant to the Company's 1996 Equity Incentive Plan.

     (b) The Selling Shareholder covenants and agrees with the several Underwriters that:

          (i) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, the Selling Shareholder agrees, if required, to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          (ii) The Selling Shareholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

          (iii) No offering, sale or other disposition of any Class A Common Stock of the Company or any other securities convertible or exchangeable or exercisable for Class A Common Stock or derivatives of Class A Common Stock, will be made for a period of 60 days after the date of this Agreement, directly or indirectly, by the Selling Shareholder, otherwise than hereunder, or with the prior written consent of Deutsche Bank Securities Inc.

     5. COSTS AND EXPENSES. The Selling Shareholder will pay all costs, expenses and fees incident to the performance of the obligations of the Company and the Selling Shareholder under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Agreement Among Underwriters, the Underwriters' Selling Memorandum, the Underwriters' Questionnaire, the Invitation Letter; the filing fees of the Commission; the filing fees and expenses incident to securing any required review by the NASD of the terms of the sale of the Shares; and the fees and expenses incurred with respect to the listing of the Shares on the Nasdaq Stock Market. The Selling Shareholder shall not, however, be required to pay for any of the Underwriters' expenses except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 6 hereof, or by reason of any failure, refusal or inability on the part of the Selling Shareholder to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Selling Shareholder shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but neither the Company nor the Selling Shareholder shall in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

     6. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS. The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy in all material respects, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Shareholder contained herein, and to the performance by the Company and the Selling Shareholder in all material respects, of their respective covenants and obligations hereunder and to the following additional conditions:

     (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424, and any request of the

Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission.

     (b)  (1)   The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Palmer & Dodge LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters to the effect that:

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, and hold under lease, its properties and conduct its business as described in the Prospectus.

          (ii) The Shares conform in all material respects to the description thereof contained in the Prospectus; and the certificates for the Shares are in due and proper form.

          (iii) The Shares to be sold by the Selling Shareholder pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no statutory preemptive rights of stockholders or, to the best of such counsel's knowledge, any other preemptive rights exist with respect to any of the Shares or the issue and sale thereof.

          (iv) The Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

          (v) The Registration Statement, all Preliminary Prospectuses, the Prospectus and each amendment or supplement thereto filed with the Commission on or prior to the date of such opinion comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder in effect as of the time of such filing (except that such counsel need express no opinion as to the financial statements, schedules and other financial information included therein).

          (vi) Each document incorporated by reference in the Registration Statement, all Preliminary Prospectuses, the Prospectus and each amendment or supplement thereto filed with the Commission on or prior to the date of such opinion complied as to form at the time of such filing in all material respects with the applicable requirements (if any) of the Exchange Act and the applicable rules and regulations thereunder in effect as of the date of such filing (except that such counsel need express no opinion as to the financial statements, schedules and other financial information included therein).

          (vii) The conditions for the use of Form S-3 as the proper form for the Registration Statement have been satisfied.

          (viii) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated, do not and will not violate the Certificate of Incorporation or By-Laws of the Company, or result in a breach of any of the terms or provisions of, or constitute a default under, any material agreement or instrument of which such counsel has knowledge to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound (each a "Contractual Obligation"), and which conflict, breach or default could reasonably be expected to have a Material Adverse Effect.

          (ix) This Agreement has been duly authorized, executed and delivered by the Company.

          (x) Except for approvals, consents, orders, authorizations, designations, declarations or filings which have been waived, or which have been obtained or made, no approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions herein contemplated (other than as may be required by the NASD or as required by State securities and Blue Sky laws as to which such counsel need express no opinion).

          (xi) The Company is not, and will not become as a result of the consummation of the transactions contemplated by this Agreement, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and has not been an "investment company" at any time since 1988.

     In rendering such opinion, Palmer & Dodge LLP may rely as to matters governed by the laws of states other than the Delaware General Corporate Law or Federal laws on local counsel in such jurisdictions provided that in each case Palmer & Dodge LLP shall state that they believe that they and the Underwriters are justified in relying on such other counsel and such other counsel's opinion is also delivered to the Underwriters. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which causes them to believe that (A) the Registration Statement, as of the time it became effective under the Act and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Prospectus or any supplement thereto, on the date it was filed pursuant to Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading (except that such counsel need express no view as to financial statements and the notes thereto, schedules and other financial and statistical information included or incorporated by reference therein). With respect to such statement, Palmer & Dodge LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

     (2) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Kean, Miller, Hawthorne, D'Armond, McCowan & Jarman, L.L.P., counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters to the effect that:

          (i) Based upon appropriate certificates of public officials (which shall be furnished to the Representative with the opinion), each of the Subsidiaries incorporated or organized as a corporation or partnership has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with corporate or other organizational power and authority to own, and hold under lease, its properties and conduct its business as described in the Prospectus.

          (ii) Based upon appropriate certificates of public officials (which shall be furnished to the Representative with the opinion), the Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each of the jurisdictions in which the conduct of its business requires such qualification, except to the extent that the failure to qualify would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (iii) The outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable. To the best knowledge of such counsel, the shares of capital stock of the Subsidiaries are owned by the Company or one of the other Subsidiaries free and clear of all liens, encumbrances and security interests, and except as disclosed in the Registration Statement, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests of the Subsidiaries are outstanding.

          (iv) The Company's Class A and Class B Common Stock have been duly authorized; the outstanding shares of its Class A Common Stock, including the Shares to be sold by the Selling Shareholder, have been duly authorized and validly issued and are fully paid and non-assessable.

          (v) Such counsel does not know of any contracts or documents required to be filed as exhibits to or incorporated by reference in the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed, incorporated by reference or described as required.

          (vi) Such counsel knows of no material legal proceedings or regulatory or other claims pending or threatened against the Company or the Subsidiaries of a character required to be reflected in the Prospectus that are not set forth in the Prospectus.

     In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which causes them to believe that (A) the Registration Statement, as of the time it became effective under the Act and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Prospectus or any supplement thereto, on the date it was filed pursuant to Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading (except that such counsel need express no view as to financial statements and the notes thereto, schedules and other financial and statistical information included or incorporated by reference therein).

     (3) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of James R. McIlwain, Esquire, general counsel of the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters to the effect that:

          (i) The statements in the Prospectus under the captions "Risk Factors -- Our Operations are Impacted by the Regulation of Outdoor Advertising" insofar as such statements constitute a summary of regulatory matters relating to the outdoor advertising industry, fairly describe the regulatory matters relating to such industry.

     In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which causes them to believe that (A) the Registration Statement, as of the time it became effective under the Act and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Prospectus or any supplement thereto, on the date it was filed pursuant to Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made not misleading (except that such counsel need express no view as to financial statements, and the notes thereto, schedules and other financial and statistical information included or incorporated by reference therein).

     (4) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the Selling Shareholder, dated the Closing Date, addressed to the Underwriters to the effect that:

          (i) The execution and delivery of this Agreement and the consummation of the sale of the Firm Shares by the Selling Shareholder as herein contemplated do not violate or result in a breach of any terms or provisions of, or constitute a default under any material agreement or instrument of which such counsel has knowledge, to which the Selling Shareholder is a party or by which the Selling Shareholder may be bound, which breach could reasonably be expected to have a materially adverse effect on the ability of the Selling Shareholder to perform its obligations under this Agreement.

          (ii) The Selling Shareholder has full legal right, power and authority, and any approval required by law (other than as may be required by State securities and Blue Sky laws or for clearance of the offering with the NASD, as to which counsel need express no opinion) to sell, assign, transfer and deliver the Firm Shares pursuant to this Agreement.

          (iii) This Agreement has been executed and delivered by the Selling Shareholder and is a valid and binding obligation of the Selling Shareholder enforceable in accordance with its respective terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforceability is considered in a proceeding at law or in equity).

          (iv) Upon payment for the Shares to be sold by the Selling Shareholder, and delivery of the stock certificates evidencing such Shares in accordance with the Underwriting Agreement, the Underwriters (assuming that they are purchasing the Shares being sold by the Selling Shareholder in good faith and without actual notice of any adverse claim) will have acquired valid title to the Shares being sold by the Selling Shareholder on the Closing Date or the Option Closing Date, free and clear of any adverse claims, any lien in favor of the Company, and any restrictions on transfer imposed by the Company.

     (c) The Representative shall have received from Piper Marbury Rudnick & Wolfe LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (iii), (iv), (v) and (ix) of Paragraph (b)(1) of this
Section 6, and that the Company is a validly organized and existing corporation under the laws of the State of Delaware. In rendering such opinion Piper Marbury Rudnick & Wolfe LLP may rely as to all matters governed other than by the laws of the State of Maryland, the Delaware General Corporation Law or Federal laws on the opinion of counsel referred to in paragraph (b) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (A) the Registration Statement, as of the time it became effective under the Act and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Prospectus or any supplement thereto, on the date it was filed pursuant to Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading (except that such counsel need express no view as to financial statements, schedules and other financial information included or incorporated by reference therein). With respect to such statement, Piper Marbury Rudnick & Wolfe LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

     (d) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, from KPMG LLP a signed letter, dated the Closing Date or the Option Closing Date, as the case may be, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter signed by such firm and dated and delivered to the Representative on the date hereof, that nothing has come to their attention during the period from the date five days prior to the date hereof, to a date not more than three days prior to the Closing Date or the Option Closing Date, as the case may be, which would require any change in their letter dated the date hereof if it were required to be dated and delivered on the Closing Date or the Option Closing Date, as the case may be. All such letters shall be in form and substance satisfactory to the Representative. The letter from KPMG LLP, shall confirm that they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited balance sheet data of the Company as of September 30, 2000 and the unaudited income and cash flow information of the Company for the three month period ended September 30, 2000, included in the Registration Statement.

     (e) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents in such capacity as follows:

          (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission.

          (ii) He does not know of any litigation instituted or threatened against the Company or any of the Subsidiaries a character required to be disclosed in the Registration Statement which is not so disclosed; he does not know of any material contract required to be filed as an exhibit to the Registration Statement which is not so filed; and the representations and warranties of the Company contained in Section 1 hereof are true and correct in all material respects as of the Closing Date or the Option Closing Date, as the case may be.

          (iii) He has carefully examined the Registration Statement and the Prospectus and, in his opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement, including any documents incorporated by reference therein, were true and correct in all material respects, and such Registration Statement and Prospectus or any document incorporated by reference therein did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances in which they were made, not misleading and, in his opinion, since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment.

     (f) The Company and the Selling Shareholder shall have furnished to the Representative such further certificates and documents confirming the representations and warranties of such person contained herein and related matters as the Representative may reasonably have requested.

     (g) The Firm Shares, and Option Shares, if any, have been approved for listing upon official notice of issuance on the Nasdaq Stock Market.

     (h) The Representative shall have received from each executive officer, director and stockholder of the Company listed on Schedule III a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Company or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for Common Stock or derivative of Common Stock owned by such person (or as to which such person has the right to direct the disposition of) for a period of 60 days after the date of this Agreement, except with the prior written consent of Deutsche Bank Securities Inc. or except as may be expressly permitted by the terms of such letter or letters.

     The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representative and to Piper Marbury Rudnick & Wolfe LLP, counsel for the Underwriters.

     If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

     In such event, the Company, the Selling Shareholder and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

     7. CONDITIONS OF THE OBLIGATIONS OF THE COMPANY AND THE SELLING SHAREHOLDER. The obligations of the Company and the Selling Shareholder to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

     8.   INDEMNIFICATION

     (a) The Company and the Selling Shareholder agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities to which such Underwriter or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated or incorporated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company and the Selling Shareholder will not be liable in any such case to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through or on behalf of the Representative specifically for use in the preparation thereof; or (ii) such statement or omission was contained or made in any Preliminary Prospectus and corrected in the Prospectus and (A) any such loss, claim, damage or liability suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim or suit by any person who purchased Shares which are the subject thereof from such Underwriter in the offering and (B) such Underwriter failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the Act. Notwithstanding the foregoing, the Selling Shareholder's obligations to indemnify and hold harmless under this Section 8 shall be limited to any loss, claim, liability, action or proceeding arising out of the Selling Shareholder Information. The Company and the Underwriters acknowledge that the Selling Shareholder Information constitutes the only information furnished in writing by or on behalf of the Selling Shareholder for inclusion in the documents referred to in the foregoing indemnity. In no event, however, shall the aggregate liability of the Selling Shareholder for indemnification under this Section 8(a) exceed the net proceeds after underwriters discounts and commissions received by the Selling Shareholder from the Underwriters in the offering. In addition, the Selling Shareholder will not be obligated to make a payment under this subparagraph (a) for any indemnification claims if and to the extent that payment of such claim is made by the Company within ninety (90) days after written demand by the Underwriters. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Shareholder, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Selling Shareholder, the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Shareholder, partner or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through or on behalf of the Representative or the Selling Shareholder specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company and the Selling Shareholder in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholder and the Underwriters from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Selling Shareholder and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Shareholder and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation and (iii) the Selling Shareholder shall not be required to contribute any amount in excess of (a) the proceeds received by the Selling Shareholder from the Underwriters in the offering after deducting underwriting discounts and commissions plus (b) any damages previously paid by the Selling Shareholder. Notwithstanding the foregoing, the Selling Shareholder shall not be required to contribute in respect of any losses, claims, liabilities or judgments (or expenses incurred in connection therewith) unless the same arise with respect to the Selling Shareholder Information. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

     9. DEFAULT BY UNDERWRITERS. If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or the Selling Shareholder), you, as Representative of the Underwriters, shall use your best efforts to procure within 24 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Shareholder such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 24 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company and the Selling Shareholder or you as the Representative of the Underwriters will have the right, by written notice given within the next 24-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Shareholder except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this
Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10. NOTICES. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities Inc., One South Street, Baltimore, Maryland 21202, Attention: Syndicate Manager; with a copy to 31 West 52nd Street, New York, New York 10019, Attention: General Counsel, with a copy to Piper Marbury Rudnick & Wolfe LLP, 6225 Smith Avenue, Baltimore, Maryland 21209, Attention: Robert W. Smith, Jr.; if to the Company, to Lamar Advertising Company, 5551 Corporate Boulevard, Baton Rouge, Louisiana, 70808; Attention: Kevin P. Reilly, Jr., President; with a copy to Palmer & Dodge LLP, One Beacon Street, Boston, MA 02108, Attention: Stanley Keller; if to the Selling Shareholder, c/o Clear Channel Communications, Inc., 200 East Basse, San Antonio, Texas 78209, Attention: Randall T. Mays, with a copy to Akin, Gump, Strauss, Hauer & Feld, L.L.P., 300 Convent Street, Suite 1500, San Antonio, Texas 78205, Attention: Stephen C. Mount.

     11. TERMINATION. This Agreement may be terminated by you by notice to the Company and the Selling Shareholder as follows:

     (a) at any time after the date hereof and prior to the Closing if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole or the earnings, business affairs, management or business prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency after the date hereof or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make the offering or delivery of the Shares impracticable, (iii) trading in securities on the New York Stock Exchange or the American Stock Exchange shall have been suspended or materially limited (other than limitations on hours or numbers of days of trading) or minimum prices shall have been established for securities on either such Exchange, (iv) declaration of a banking moratorium by either federal or New York State authorities, (v) any downgrading in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Exchange Act of 1934, as amended); or (vi) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States or elsewhere; or

     (b)  as provided in Sections 6 and 9 of this Agreement.

     This Agreement also may be terminated by you, by notice to the Company and the Selling Shareholder, as to any obligation of the Underwriters to purchase the Option Shares, upon the occurrence at any time prior to the Option Closing Date of any of the events described in subparagraph (a) above or as provided in Sections 6 and 9 of this Agreement.

     13. SUCCESSORS. This Agreement has been and is made solely for the benefit of the Underwriters, the Company and the Selling Shareholder and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares merely because of such purchase.

     14. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, by or on behalf of the Company or its directors or officers or by or on behalf of the Selling Shareholder and (c) delivery of and payment for the Shares under this Agreement.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Shareholder and the several Underwriters in accordance with its terms.

                                          Very truly yours,
                                          Lamar Advertising Company


                                          By: /s/ Keith Istre
                                              ------------------------------
                                              Name: Keith Istre
                                              Title: Chief Financial Officer



                                          Selling Shareholder
                                          AMFM Operating, Inc.


                                          By: /s/ Randall Mays
                                              ------------------------------
                                              Name: Randall Mays
                                              Title: CFO


The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

DEUTSCHE BANK SECURITIES INC.


By Charles P. Carey
   --------------------------------
   Authorized Officer

For itself and as Representative of the
several Underwriters listed on Schedule I.

                                   SCHEDULE I

                            Schedule of Underwriters

                                                                Number of Firm Shares
       Underwriter                                                 to be Purchased
       -----------                                              ---------------------

Deutsche Bank Securities Inc.......................................   5,000,000
                                                                      ---------


                       Total.......................................   5,000,000
                                                                      =========

                                   SCHEDULE II

                   Subsidiaries of Lamar Advertising Company*



          Name                                    State of Other Jurisdiction of
          ----                                    Incorporation or Organization
                                                  ------------------------------

Lamar Media Corp.                                         Delaware
Interstate Logos, Inc.                                    Delaware
American Signs, Inc.                                      Washington
Canadian TODS Limited                                     Nova Scotia, Canada
Colorado Logos, Inc.                                      Colorado
Delaware Logos, LLC                                       Delaware
Dowling Company, Incorporated                             Virginia
Florida Logos, Inc.                                       Florida
Hardin Development Corporation                            Florida
Kansas Logos, Inc.                                        Kansas
Kentucky Logos, LLC                                       Kentucky
Lamar Advertising of Ashland, Inc.                        Kentucky
Lamar Advertising of Colorado Springs, Inc.               Colorado
Lamar Advertising of Kentucky, Inc.                       Kentucky
Lamar Advertising of Michigan, Inc.                       Michigan
Lamar Advertising of South Dakota, Inc.                   South Dakota
Lamar Advertising of West Virginia, Inc.                  West Virginia
Lamar Advertising of Youngstown, Inc.                     Delaware
Lamar Air, L.L.C.                                         Louisiana
Lamar Electrical, Inc.                                    Louisiana
Lamar Martin Corporation                                  Delaware
Lamar MW Sign Corporation                                 Delaware
Lamar Nevada Sign Corporation                             Delaware
Lamar OCI North Corporation                               Delaware
Lamar OCI South Corporation                               Mississippi
Lamar Outdoor Corporation                                 Delaware
Lamar Pensacola Transit, Inc.                             Florida
Lamar Robinson, Inc.                                      Missouri
Lamar Tennessee, L.L.C.                                   Tennessee
Lamar Texas General Partner, Inc.                         Louisiana
Lamar Texas Limited Partnership                           Texas
Lamar West L.P.                                           California
Lamar Whiteco Outdoor Corporation                         Delaware
Lindsay Outdoor Advertising, Inc.                         California
Michigan Logos, Inc.                                      Michigan
Minnesota Logos, Inc.                                     Minnesota

Missouri Logos, LLC                                                    Missouri
Nebraska Logos, Inc.                                                   Nebraska
Nevada Logos, Inc.                                                     Nevada
New Mexico Logos, Inc.                                                 New Mexico
Ohio Logos, Inc.                                                       Ohio
Outdoor Promotions West, LLC                                           Delaware
Parsons Development Company                                            Florida
Revolution Outdoor Advertising, Inc.                                   Florida
Scenic Outdoor Marketing & Consulting, Inc.                            California
South Carolina Logos, Inc.                                             South Carolina
Tennessee Logos, Inc.                                                  Tennessee
Texas Logos, Inc.                                                      Texas
TLC Properties II, Inc.                                                Texas
TLC Properties, Inc.                                                   Louisiana
TLC Properties, L.L.C.                                                 Louisiana
Transit America Las Vegas, L.L.C.                                      Delaware
Triumph Outdoor Holdings, LLC                                          Delaware
Triumph Outdoor Louisiana, LLC                                         Delaware
Triumph Outdoor Rhode Island, LLC                                      Delaware
Utah Logos, Inc.                                                       Utah
Virginia Logos, Inc.                                                   Virginia
The Lamar Company, L.L.C.                                              Louisiana
Lamar Advertising of Penn, LLC                                         Delaware
Lamar Advertising of Louisiana, L.L.C.                                 Louisiana
Lamar Florida, Inc.                                                    Florida
Lamar Advan, Inc.                                                      Pennsylvania
Lamar Advertising of Iowa, Inc.                                        Iowa
Lamar T.T.R., L.L.C.                                                   Arizona
Lamar Advertising of Macon, L.L.C.                                     Louisiana
Outdoor West, Inc. of Tennessee                                        Georgia
Outdoor West, Inc. of Georgia                                          Georgia
Lamar Advertising of Texas, Inc.                                       Delaware
Lamar Advantage GP Company, LLC                                        Delaware
Lamar Advantage LP Company, LLC                                        Delaware
Lamar Advantage Outdoor Company, L.P.                                  Delaware
Lamar Advantage Holding Company                                        Delaware
Lamar Ember, Inc.                                                      Texas
Lamar Oklahoma Holding Company, Inc.                                   Oklahoma
Lamar Advertising of Oklahoma, Inc.                                    Oklahoma
Lamar Benches, Inc.                                                    Oklahoma
Lamar I-40 West, Inc.                                                  Oklahoma
Georgia Logos, L.L.C.                                                  Georgia
Mississippi Logos, L.L.C.                                              Mississippi
New Jersey Logos, L.L.C.                                               New Jersey

Oklahoma Logos, L.L.C.                                            Oklahoma
Interstate Logos, L.L.C.                                          Louisiana
Lamar Aztec, Inc.                                                 Michigan
LC Billboard L.L.C.                                               Delaware
Lamar KYO, Inc.                                                   Mississippi
Lamar Ohio Outdoor Holding Corp.                                  Ohio
Stewart Advertising, Inc.                                         Colorado
Lamar Springfield, Inc.                                           New York
Lamar Wright Poster Corp.                                         Pennsylvania
Missouri Logos, a Partnership                                     Missouri


* All subsidiaries are 100% owned by Lamar Advertising Company, except for Missouri Logos, a Partnership, in which Lamar Advertising Company holds a 66 2/3% partnership interest.

                                  SCHEDULE III

                                 Lock-Up Letters


Reilly Family Limited Partnership
Kevin P. Reilly Jr.
Keith A. Istre
Sean E. Reilly
Charles W. Lamar III
AMFM Operating, Inc.
Clear Channel Communications, Inc.